Exhibit 99.1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DENDREON CORPORATION

The undersigned hereby appoints T. Dennis George and Martin A. Simonetti and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dendreon Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Dendreon Corporation to be held on [    •    ], 2003 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (with the corresponding (illegible)

é    FOLD AND DETACH HERE    é

You can now access your Dendreon Corporation account online.

Access your Dendreon Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC agent for Dendreon Corporation now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•   SSN or investor ID

•   PIN

•   Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•   SSN or Investor ID

•   PIN

•   Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•   Certificate History

•   Book-Entry Information

•   Issue Certificate

•   Payment History

•   Address Change

•   Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday, Eastern time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐

Management recommends a vote “FOR” Proposal 1.

Proposal 1:	To approve the issuance of shares of Dendreon common stock in accordance with the terms of the Agreement and Plan of Merger, dated February 24, 2003, by and among Dendreon, Seahawk Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Dendreon, Charger Project LLC, a Delaware limited liability company of which Dendreon is the sole member, and Corvas International, Inc., a Delaware corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Management recommends a vote “FOR” the nominees for director listed below.

Proposal 2:	To elect three directors to hold office until the 2006 Annual Meeting of Stockholders.

FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

Nominees: 01 Christopher S. Henney, 02 David L. Urdal, 03 Douglas Watson

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

Management recommends a vote “FOR” Proposal 3.

Proposal 3:	To approve amendments to the Dendreon 2000 Equity Incentive Plan (“Equity Incentive Plan”) to (a) increase the number of shares of Dendreon common stock authorized for issuance under the Equity Incentive Plan by 2,000,000 shares; (b) increase the number of shares of Dendreon common stock that may be added annually to the Equity Incentive Plan from 550,000 shares to 750,000 shares; and (c) permit the assumption of existing options, stock bonuses and restricted stock that were granted or issued by another corporation and assumed by Dendreon in connection with a merger, consolidation or other corporate reorganization in which Dendreon is a party.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Management recommends a vote “FOR” Proposal 4.

Proposal 4:	To ratify the selection of Ernst & Young LLP as independent auditors of Dendreon for its fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholders meeting until such consent is revoked. I understand that I may “evoke my consent at any time by contacting the Company’s transfer agent. Mellon Investor Service LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents will be my responsibility.

☐

Dated		, 2003

Signature

Signature is held jointly

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officers title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature                                                                          Signature                                                                          Date

Note:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

é    FOLD AND DETACH HERE    é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM, Eastern time,

the day prior to Annual Meeting day.

A proxy authorized on the Internet or by telephone can be revoked by the same means authorized if made by 4PM, Eastern time, the day prior to the Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/dndn	OR	Telephone 1-800-435-6710	OR	Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.